Exhibit   23

Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Hibernia Corporation of our report dated January 15, 2004, included in the 2003 Annual Report to Shareholders of Hibernia Corporation.

We also consent to the incorporation by reference in the following Hibernia Corporation Registration Statements:

            Form S-3 No. 33-26553 (dated February 21, 1989)
            Form S-8 No. 2-81353 (dated February 23, 1989)
            Form S-8 No. 33-26871 (dated February 23, 1989)
            Form S-3 No. 33-37701 (dated January 31, 1991)
            Form S-8 No. 2-96194 (dated April 8, 1991)
            Form S-3 No. 33-53108 (dated December 28, 1992)
            Form S-3 No. 33-55844 (dated December 28, 1992)
            Form S-8 No. 33-59743 (dated June 1, 1995)
            Form S-8 No. 333-07761 (dated July 8, 1996)
            Form S-8 No. 333-36017 (dated September 19, 1997)
            Form S-8 No. 333-56053 (dated June 4, 1998)
            Form S-8 No. 333-83611 (dated July 23, 1999)
            Form S-8 No. 333-65268 (dated July 17, 2001)
            Form S-8 No. 333-65276 (dated July 17, 2001)
            Form S-8 No. 333-85350 (dated April 2, 2002)
            Form S-8 No. 333-102158 (dated December 23, 2002)
            Form S-3 No. 333-102488 (dated January 13, 2003)
            Form S-8 No. 333-105790 (dated June 3, 2003)

of our report dated January 15, 2004, with respect to the consolidated financial statements of Hibernia Corporation incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2003.

                                                                                                                                                            /s/ERNST & YOUNG LLP

New Orleans, Louisiana
February 27, 2004